SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 18, 2013

    SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

          Does Not Apply
(Former name or former address, if changed since last report)

Item 5.02.   Appointment of Garrett S. Sill as Acting Chief Financial Officer; Retirement of Stephen M. Sill as Chief Financial Officer

The Board of Directors of Security National Financial Corporation (the “Company”) appointed Garrett S. Sill to serve as the Company’s Acting Chief Financial Officer, effective January 18, 2013.  Mr. Garrett Sill replaces Stephen M. Sill, who served as the Company’s Vice President, Treasurer and Chief Financial Officer from 2002 until his retirement on January 18, 2013.  Mr. Stephen Sill had also served as Vice President and Controller of the Company from 1997 to 2002.  Garrett Sill is the son of Stephen Sill.

Prior to his appointment as the Company’s Acting Chief Financial Officer, Mr. Garrett Sill had been serving  since 2011 as Vice President and Assistant Treasurer of Security National Life Insurance Company, a wholly owned subsidiary of the Company. From 2002 to 2011, Garrett Sill was Chief Financial Officer and Treasurer of SecurityNational Mortgage Company, a wholly-owned subsidiary of the Company.  From 1997 to 2002, Mr. Sill was Vice President and Controller of SecurityNational Mortgage Company.

Mr. Garrett Sill is a certified public accountant, having been licensed since 2002.  He holds a B.A. degree in Accounting from Weber State University and an M.B.A. degree in Business Administration from the University of Utah.  Mr. Sill also serves as a member of the Advisory Council of the School of Accounting and Taxation at Weber State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: January 24, 2013	/s/ Scott M. Quist
Scott M. Quist, Chairman, President and Chief Executive Officer